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                                                                    EXHIBIT 10.4

                             ASSUMPTION AGREEMENT

     This Agreement is made in favor of RFC Capital Corporation, a Delaware corporation, located at 130 East Chestnut Street, Suite 400, Columbus, Ohio 43215 (as such, together with its successors and assigns, "RFC"), by USC Telecom, Inc., a Delaware corporation, located at 1250 Wood Branch Park Drive, Houston, Texas 77079 (herein "USC"), as of this 27th day of January, 1999.

                                    RECITALS

A. Brittan Communications International Corporation (herein "BCIC") has heretofore executed and delivered to RFC the following documents:

     i. Promissory Note dated June 29, 1998, in the original principal amount of $1,500,000 (herein the "Note") a copy of which is attached hereto as Exhibit B; and

     ii. financing statements to perfect the security interests granted to RFC by the Loan Agreement in all of BCIC's equipment, customer base and proceeds of that certain Key Man Life Insurance Policy as more fully described in that certain Loan and Security Agreement dated June 29, 1998, as amended by a First Amendment to Loan and Security Agreement dated July 13, 1998, a copy of which is attached hereto collectively as Exhibit A (herein the "Loan Agreement") (collectively the "Financing Statements").

All of the foregoing, including the Note and the Financing Statements are hereinafter sometimes collectively referred to as the "Loan Documents". Any capitalized term used herein and not otherwise defined shall have the respective meaning ascribed thereto in the Loan Agreement.

B. Simultaneously herewith, RFC and USC are entering into a Purchase Agreement (the "Purchase Agreement") providing for the purchase by USC of the Assets (as defined in the Purchase Agreement) and Equalnet Communications Corp., the wholly owning parent of USC ("ECC"), is granting to RFC a Common Stock Purchase Warrant (the "Warrant") for the purchase of 300,000 shares of the Common Stock of ECC (the "Common Stock")

C. RFC has heretofore provided notice to BCIC of BCIC's default of certain terms and conditions of the Loan Documents and, as a direct result thereof, BCIC has acknowledged such defaults and has consented to the surrender of the collateral covered by the Loan Documents and the sale of the Collateral pursuant to Section 9-504 of the Uniform Commercial Code in effect in Ohio and Texas as evidenced by that certain Voluntary Surrender dated January 27, 1999, entered into by and between BCIC and RFC.

D. Pursuant to the terms and provisions hereof, USC desires to expressly assume as direct obligor all of the obligations of BCIC to RFC under the Loan Documents and such other contracts, agreements or documents as more fully described herein.

     NOW THEREFORE, in consideration of the foregoing, of RFC's forbearance from demanding payment in full of the Notes, the promises and agreements contained herein and for
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other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, USC, intending to be legally bound, agrees for itself, its successors and assigns, as follows:

1. Subject to paragraphs 5 and 6 hereof, USC hereby assumes and agrees to perform all of the obligations, contractual undertakings, and agreements of BCIC pursuant to the terms of the Loan Documents, including without limitation, unconditionally promising to pay all principal, interest and fees, as provided therein. Notwithstanding anything to the contrary set forth in this Agreement, in the event USC is not successful in executing a carrier agreement with Qwest Communications Inc. or another carrier on or before December 31, 1999, or, if prior to entering into any such carrier agreement service to the Customer Base acquired by USC pursuant to the Purchase Agreement is interrupted and results in a material attrition of such Customer Base, the recourse available to RFC against USC with respect to the repayment of any indebtedness or other liabilities under any of the Loan Documents is reduced by fifty percent (50%), and with respect to the balance of such liabilities, RFC's recourse is limited to the extent of RFC's security interest or any other interest in the Assets (as defined in the Purchase Agreement).

2. Subject to paragraph 6 hereof, USC hereby assumes and agrees to perform all of the obligations, contractual undertakings, and agreements of BCIC pursuant to the terms of that certain Receivables Sale Agreement dated June 29, 1998 ("Sale Agreement"), by and between RFC and BCIC. Notwithstanding the foregoing, RFC's recourse as against USC for any obligations or liabilities assumed under this Agreement in respect of the Sale Agreement is hereby limited to (i) the extent of RFC's rights against USC thereunder arising after the date of this Agreement and (ii) the extent of RFC's security interest or any other interest in the Assets (as defined in the Purchase Agreement).

3. USC further assumes and agrees to perform all of the obligations, contractual undertakings, covenants and agreements of BCIC pursuant to the respective terms and conditions of those certain contracts, documents or agreements set forth on Exhibit C attached hereto (the "Other Agreements").

4. Without further consideration, USC and BCIC agree to execute and deliver such other instruments or documents, including but not limited to UCC amendments or continuation statements, or take such other action as RFC may deem reasonably necessary to continue in full force and effect any of the interests, security or otherwise, or obligations evidenced by the Loan Documents, Sale Agreement or Other Agreements.

5. USC hereby acknowledges and agrees that the principal balance and accrued interest remaining unpaid on the Note is $1,513,781.25 as of January 27, 1999, and that by virtue of this Agreement such amount, and no other amounts that may be due under the Note as of the date hereof, shall become the express, direct obligations of USC.

6. The indebtedness and other obligations assumed by USC pursuant to this Agreement shall be reduced, upon the exercise from time to time by RFC or its transferee of the Warrant, in an amount equal to the product of (i) 80% and (ii) the excess of the Fair Market Value of the

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    shares of Common Stock received by RFC or such transferee upon any such exercise over the exercise price paid to ECC by RFC or such transferee. As used herein, "Fair Market Value" means (i) if the Common Stock is then quoted on the Nasdaq National Market, the Nasdaq SmallCap Market or listed on any national securities exchange, the arithmetic average of the closing price of the Common Stock on such market or exchange for the three trading days immediately preceding the date of exercise; (ii) if not so quoted or listed, the average of the daily high bid and low asked prices in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, on the trading day immediately preceding the date of exercise; or (iii) if no bids for such security are then quoted by any such organization, the fair market value of the Common Stock as agreed to by RFC and USC, or if such parties cannot agree, as reasonably determined in good faith by an independent investment banker mutually acceptable to RFC and USC.

7. RFC hereby acknowledges and agrees that USC shall have the right to offset any obligations and liabilities of USC created by this Agreement against any amounts owing to USC by RFC pursuant to the indemnification provision of the Purchase Agreement. In the event RFC owes an obligation to USC under Section
    7.12 of the Purchase Agreement, RFC agrees not to satisfy that obligation by means of set off except as against any recourse obligation of USC to RFC under this Agreement.

8. This Agreement shall be interpreted, and the rights of the parties hereunder shall be determined, under the laws of the State of Ohio.

9. Except as modified herein, the Loan Documents, Sale Agreement and Other Agreements shall remain in full force and effect, and BCIC and USC shall be bound by all the terms and conditions thereof. RFC has not released, and this Agreement shall not be construed, to release BCIC from any of its obligations under the Loan Documents, Sale Agreement or Other Agreements. BCIC hereby consents to the terms of this Agreement and agrees that its obligations under the Loan Documents, Sale Agreement and Other Agreements shall be continuing as provided therein. BCIC waives notice of acceptance hereof, notice of breach or default, and all other notices, demands or protests to which BCIC might otherwise be or become entitled under the Loan Documents, Sale Agreement, the Other Agreements or otherwise. BCIC's liability hereunder shall not be affected by any extension or modification of any term, condition or provision of the Loan Documents, Sale Agreement or Other Agreements, or any other indulgences as may be provided or permitted by RFC, or by any addition, substitution, exchange or release of any security or any party primarily or secondary liable with respect to such Loan Documents, Sale Agreement or Other Agreements.

10. USC and BCIC hereby severally waive any claim or right which either of them might now have or hereafter acquire against the other on the obligations evidenced by the Loan Documents, Sale Agreement or Other Agreements, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.

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11.  No provision of the Loan Documents, Sale Agreement or Other Agreements may
     be modified without the prior written acceptance thereof by USC.

12. USC hereby represents and warrants that it has the full power and lawful authority to carry on its business as presently conducted and to own and operate its assets, properties and business, and that the execution and delivery of this Agreement and consummation of the transactions contemplated hereby has been duly and validly authorized and executed and is the legally binding and enforceable agreement as to each.

13. USC is not subject to any restriction contained in any agreement, lien, lease, order, judgment or decree that would prevent the consummation of the transactions contemplated by this Agreement.

14. This Agreement may be executed in one or more counterparts all of which together shall constitute a binding and enforceable agreement with respect to each party.

15. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. USC may not assign any of its rights and obligations hereunder or any interest in the Loan Documents, Sale Agreement or Other Agreements without the prior written consent of RFC. RFC may, at any time, without the consent of USC, assign any of its rights and obligations hereunder or interests in the Loan Documents, Sale Agreement or Other Agreements.

16. The invalidity of any provision or provisions of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any invalid provisions were omitted.

17. The respective obligations of USC and BCIC under this Agreement shall be several and not joint.

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     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

Executed in the
presence of:                  USC TELECOM, INC.

/S/ Dean H. Fisher            /S/ Mitchell Bodian
------------------            ----------------------------------------
Dean H. Fisher, Secretary     By:  Mitchell Bodian
                              Its:   President

                              BRITTAN COMMUNICATIONS INTERNATIONAL
                              CORPORATION

                              /S/ Jim G. Edwards
                              ----------------------------------------
                              By:  James G. Edwards
                              Its:  President

                              ACCEPTED:

                              RFC CAPITAL CORPORATION

                              /S/ Mark D. Quinlan
                              -----------------------------------------
                              By:  Mark D. Quinlan
                              Its:  Vice President

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                                   EXHIBIT C

                           LIST OF OTHER AGREEMENTS
 . That certain One Plus Billing and Information Management Services Agreement dated January 17, 1998 by and between BCIC and Billing Concepts, Inc. dba U.S. Billing, Inc.



COLUMBUS/0504313.04

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